Exhibit 10.5

ONE NUCLEAR ENERGY INC.
2026 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

Dear [__________],

On [__________, 20__], the Compensation Committee of the Board of Directors (the “Committee”) approved a grant to you of an Incentive Stock Option (the “Option”) to purchase shares of common stock of ONE Nuclear Energy Inc. (the “Company”) pursuant to the 2026 Equity Incentive Plan (the “Plan”). The Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to the maximum extent permitted by law.

You are granted an Option to purchase [__________] shares of Common Stock of the Company at an exercise price of $[_____] per share. The date of grant of this Option is [__________, 20__].

1. Vesting. This Option may be exercised only to the extent it is vested. Subject to you remaining in the employ of the Company on the applicable vesting dates below, this Option shall vest as follows:

[Describe vesting requirements].

Notwithstanding the foregoing, upon your death or Disability while employed by or providing services to the Company, the Option shall become fully vested and exercisable with respect to all shares then subject to the Option. For purposes of this Agreement, “Disability” shall have the meaning set forth in the Plan. Any exercise following death or Disability shall remain subject to the applicable exercise period and other terms of the Plan and this Agreement.

2. Duration of Option. Subject to the terms of the Plan, following termination of your employment with the Company, the vested portion of this Option may be exercised during the period provided under the Plan. In no event may the Option be exercised after [__________, 20__], and if you are a stockholder described in Section 422(c)(5) of the Code, the Option may not remain exercisable beyond five (5) years from the date of grant.

3. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in Section 1.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of shares of Common Stock in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by you and delivered to the Corporate Secretary. The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate exercise price.

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No shares of Common Stock shall be issued pursuant to the exercise of this Option unless such issuance and exercise comply with applicable laws and the terms of the Plan. The Company may require payment or other arrangements satisfactory to the Company for any applicable tax withholding obligations before issuing shares upon exercise.

4. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at your election:

(a) cash;

(b) check;

(c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

(d) surrender of other shares of Common Stock which (i) in the case of shares of Common Stock acquired upon exercise of an option, have been owned by you for more than six (6) months on the date of surrender, AND (ii) have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

5. Non-Assignability of Option. This Option may not be transferred other than by will or the laws of descent and distribution and, during your lifetime, may be exercised only by you, except as otherwise permitted by the Plan and applicable law. The terms of the Plan and this Agreement shall be binding upon your executors, administrators, heirs, successors and permitted assigns.

The Plan is incorporated herein by reference. In the event of any conflict between this Agreement and the Plan, the Plan shall control. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior undertakings and agreements with respect thereto. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts-of-law principles.

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By your signature and the signature of the Company’s representative below, you and the Company agree that the Option is granted under and governed by the Plan and this Agreement. You acknowledge that the grant does not confer any right to continued employment or service with the Company. You further agree to be bound by applicable Company policies, including any clawback or recoupment policy, as in effect from time to time. Electronic signatures and electronic delivery of this Agreement shall have the same force and effect as originals.

PARTICIPANT	ONE NUCLEAR ENERGY INC.

Signature	By

Print Name	Title

Residence Address

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Exhibit A

EXERCISE NOTICE

ONE Nuclear Energy Inc.

_____________________

_____________________

_____________________

(date)

Re: Incentive Stock Option

Notice is hereby given pursuant to Section 3 of my Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my Agreement:

Stock Option dated:

Number of shares being purchased:

Option Exercise Price Per Share

Aggregate Option Exercise Price

A check in the amount of the aggregate price of the shares being purchased is attached [or specify other method of payment].

I understand that the shares of Common Stock that I receive upon exercise of my Option may not be freely tradable.

I agree to notify the Company promptly of any disposition of shares acquired upon exercise of the Option that occurs within two (2) years after the date of grant or within one (1) year after the date the shares are transferred to me upon exercise, to the extent required for the Company to comply with applicable tax reporting requirements.

I understand that the federal, state, local and other tax consequences of exercising the Option and disposing of the shares are my responsibility, that the Company has not provided tax advice to me, and that the Company may require satisfaction of any applicable tax withholding obligations as a condition to issuing shares.

I agree to provide to the Company such additional documents or information as may be required pursuant to the Company’s 2026 Equity Incentive Plan.

(Signature)

(Name of Optionee)

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